EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-50326, No. 333-38143, No. 033-59898, and No. 033-38138)
pertaining to the Investment Incentive Plan of Fremont General Corporation of our report dated June 15, 2005, with respect to the financial statements and supplemental schedules of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2004 and 2003 filed with the Securities and Exchange Commission.


                                                 /S/ ERNST & YOUNG LLP

Los Angeles, California
June 29, 2005